UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 11, 2016 (July 9, 2016)

Date of Report (Date of earliest event reported)

Caesars Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-36207	46-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Amended and Restated Agreement and Plan of Merger

On July 9, 2016, Caesars Acquisition Company (“CAC”) and Caesars Entertainment Corporation (“CEC”) agreed to amend and restate the Agreement and Plan of Merger¸ dated as of December 21, 2014 (the “Original Merger Agreement” and, as amended and restated, the “Amended Merger Agreement”), between CAC and CEC, pursuant to which, among other things, CAC will merge with and into CEC, with CEC as the surviving company (the “Merger”). The Original Merger Agreement was amended and restated in connection with (i) the CAC RSA (as defined below) and (ii) the Restructuring Support, Settlement and Contribution Agreement, dated as of June 7, 2016 and amended and restated on July 9, 2016 (as amended, the “CEC RSA” and, together with the CAC RSA, the “Caesars RSAs”), between CEC and Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”). The Caesars RSAs were entered into with respect to the restructuring of CEOC’s indebtedness (the “Restructuring”) and, together with the Amended Merger Agreement, are consistent with the terms proposed under the second amended joint chapter 11 plan of reorganization (as amended, the “Plan”) of CEOC and each of the debtors (together with CEOC, the “Debtors”) in the Chapter 11 Cases (as defined in the Amended Merger Agreement). All capitalized terms not defined in this description of the Amended Merger Agreement have the meanings ascribed to such terms in the Amended Merger Agreement.

The Original Merger Agreement has been amended and restated to provide, among other things, the following:

The exchange ratio, pursuant to which shares of CAC’s class A common stock, par value $0.001 per share (the “Class A Common Stock”) and CAC’s class B common stock, par value $0.001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “CAC Common Stock”), will be become exchangeable for shares of CEC’s common stock, par value $0.01 per share (“CEC Common Stock”), has been amended to ensure that holders of CAC Common Stock immediately prior to the closing of the Merger (the “Closing”) will receive 27% of the outstanding CEC Common Stock on a fully diluted basis (prior to conversion of the New CEC Convertible Notes (as defined in the Plan)) (and which, upon conversion at any time following the Closing, will result in pro rata dilution to all holders of CEC Common Stock, including holders of CAC Common Stock immediately prior to the Closing) (the “Exchange Ratio”). The Exchange Ratio may be adjusted pursuant to the Amended Merger Agreement and such adjustment will be determined on the earlier of (i) the date on which the special committee of CAC’s Board of Directors (the “CAC Special Committee”) and the special committee of CEC’s Board of Directors (the “CEC Special Committee”), each composed solely of independent directors, agree in writing as to the Exchange Ratio, and (ii) the sixth business day following the date on which the Adjustment Period (as described below) ends.

The Adjustment Period is the 14-day period beginning on the date, as soon as reasonably practicable following the date of the Amended Merger Agreement, on which each of CAC and CEC has received written confirmation from the other party that it and its respective representatives have received certain information (which information must be provided on request as soon as reasonably practicable, but no later than 30 days following the Confirmation Date (as defined in the Amended Merger Agreement)) necessary for such party’s financial advisor to render a fairness opinion. During the Adjustment Period, the CAC Special Committee, on behalf of CAC, and the CEC Special Committee, on behalf of CEC, will determine whether and to what extent it is necessary, appropriate and advisable to adjust the Exchange Ratio. The Exchange Ratio may be adjusted solely to take into account certain tax costs and tax attributes (except as described below).

If at any time during the Adjustment Period the CAC Special Committee or the CEC Special Committee determines that (i) it cannot obtain a fairness opinion from its respective financial advisor as a result of an adjustment to the Exchange Ratio based solely on the factors set forth in the Amended Merger Agreement or (ii) an adjustment to the Exchange Ratio based solely on the factors set forth in the Amended Merger Agreement would not be advisable or would otherwise be inconsistent with the directors’ fiduciary duties under applicable law, either the CAC Special Committee or the CEC Special Committee may notify the other party of such determination and, following delivery of such notice, the parties will instead take into account all other relevant facts and circumstances impacting the intrinsic value of CAC and CEC at such time.

If the CAC Special Committee, on behalf of CAC, or the CEC Special Committee, on behalf of CEC, (i) are unable to agree to an adjustment to the Exchange Ratio by the end of the Adjustment Period and determine in good faith, after consultation with outside legal counsel, that failure to terminate the Amended Merger Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the directors of CAC or CEC, as applicable, under applicable law or (ii) have not received, as of a date that is reasonably proximate to the date on which the Adjustment Period ends, an opinion of an independent, nationally recognized financial advisor to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken in preparing such opinion as set forth therein, the Exchange Ratio is fair, from a financial point of view, to CAC or CEC, as applicable, then the Amended Merger Agreement may be terminated within five business days following the end of the Adjustment Period.

The Amended Merger Agreement also contains an amended “Go-Shop” provision on terms substantially the same as the “Go-Shop” provision originally set forth in the Original Merger Agreement. The Amended Merger Agreement also provides that (i) certain existing litigation, under specified circumstances, (ii) certain legislative changes and (iii) any change in the financial or securities markets or in the market price or valuation of any security or financial interest, or in the business, results of operations or prospects of either of CAC or CEC, subject to certain conditions, in each case will not provide cause for either the CAC board of directors (the “CAC Board”) or the CEC board of directors (the “CEC Board”) to effect an Adverse Recommendation Change.

CAC and CEC agreed that the sale of all or any part of the businesses or properties of Caesars Interactive Entertainment, Inc. (“CIE”) will be subject to the approval of the CEC Special Committee.

The Amended Merger Agreement was fully negotiated by and between the CAC Special Committee and the CEC Special Committee, was recommended by each of the CAC Special Committee and the CEC Special Committee and was approved by the CAC Board and the CEC Board. Stockholders of each of CAC and CEC will be asked to vote on the adoption of the Amended Merger Agreement at special meetings of CAC’s stockholders and CEC’s stockholders, respectively, that will each be held on a date to be announced. Pursuant to the Amended Merger Agreement, CAC and CEC, as applicable, have agreed to file a joint proxy statement/prospectus as soon as reasonably practicable following the date of the Amended Merger Agreement.

The closing of the Merger is subject to the adoption of the Amended Merger Agreement by the affirmative vote of the holders of at least a majority of all outstanding shares of CAC Common Stock and CEC Common Stock, respectively. In addition to the closing conditions originally set forth in the Original Merger Agreement, each of CAC and CEC have agreed that their respective obligation to consummate the Merger is subject to the fulfillment of the Plan containing the Debtor Release, the Third-Party Release and the Exculpation. However, the Amended Merger Agreement eliminated from the closing conditions set forth in the Original Merger Agreement (i) minimum cash closing conditions for both parties and (ii) a closing condition that limited tax costs relating to the Restructuring to close the Merger.

The Amended Merger Agreement provides certain termination rights to each of CAC and CEC based on, among other things: (i) CEOC filing (including any of its debtor subsidiaries), without CAC’s or CEC’s prior written consent, respectively, (x) a plan of reorganization, a disclosure statement or a proposed Confirmation Order that does not include the Debtor Release, the Third-Party Release or the Exculpation as to the CAC Released Parties or the CEC Released Parties, respectively, in form and substance consistent in all material respects with such provisions as set forth in the Plan or (y) any motion, pleading or other document with the Bankruptcy Court in the Chapter 11 Cases that is otherwise materially inconsistent with the CAC RSA or CEC RSA, respectively, or the Plan, (ii) the Confirmation Order (x) not including the Debtor Release, the Third-Party Release or the Exculpation as to the CAC Released Parties or the CEC Released Parties, respectively, in form and substance consistent in all material respect with such provisions as set forth in the Plan or (y) not being otherwise materially consistent with the Plan, (iii) the 105 Injunction Order no longer being in effect or, subject to certain conditions, CEOC failing to file a motion on or before August 14, 2016, or such earlier date as may be required by local rules governing the Chapter 11 Cases for the filing of such motion, seeking to extend the 105 Injunction Order currently in effect to the period ending on the Confirmation Date, (iv) either of the Caesars RSAs being terminated or becoming null and void or (v) the date on which the Merger becomes effective not occurring by the close of business on December 31, 2017.

The foregoing description of the modifications made to the Original Merger Agreement pursuant to the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The Amended Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about CAC, CEC or their respective subsidiaries and affiliates. The Amended Merger Agreement contains representations and warranties by each of the parties to the Amended Merger Agreement with respect to matters as of specified dates. These representations and warranties (i) were made solely for the benefit of the other parties to the Amended Merger Agreement and are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Amended Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Amended Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Amended Merger Agreement and (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and were made only as of the date of the Amended Merger Agreement or such other date or dates as may be specified in the Amended Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by CAC or CEC. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CAC or CEC.

Voting Agreement

Concurrently with the execution of the Amended Merger Agreement, on July 9, 2016, CAC entered into a Voting Agreement (the “Voting Agreement”) with Hamlet Holdings LLC (“Hamlet Holdings”), and solely with respect to certain provisions of the Voting Agreement, affiliates of Apollo Global Management, LLC and TPG Capital, LP and certain of their co-investors (collectively, the “Holders”). Pursuant to that certain irrevocable proxy, made and granted by the Holders on November 22, 2010, Hamlet Holdings has the sole voting and sole dispositive power with respect to 87,605,299 shares of CEC Common Stock (the “Subject Shares”), which constitutes approximately 61.30% of the outstanding shares of CEC Common Stock.

Subject to the terms of the Voting Agreement, Hamlet Holdings has agreed to, among other things, (i) cause all of the Subject Shares to be counted as present for purposes of calculating a quorum at any meeting of stockholders of CEC, or any adjournment or postponement thereof, (ii) vote the Subject Shares in favor of (x) the adoption of the plan of merger contained in the Amended Merger Agreement and (y) any other action, proposal, transaction or agreement that would reasonably be expected to facilitate the consummation of the Merger, subject to certain conditions, and (iii) vote the Subject Shares against (x) any Acquisition Proposal (as defined in the Amended Merger Agreement) or any action that would reasonably be expected to impede, delay, discourage or adversely affect the timely consummation of the Merger and (y) any action to change the voting rights of any class of shares of CEC, amend the organizational documents of CEC or amend the capital structure of CEC. In addition, Hamlet Holdings has agreed to support, and cause its Members (as defined in the Voting Agreement) to support, the Restructuring and to not, and to cause its Members to not, transfer, or agree to transfer, any Subject Shares, subject to certain exceptions.

Either party may terminate the Voting Agreement upon providing notice of termination to the other upon the occurrence of, among other things, (i) a CEC Adverse Recommendation Change (as defined in the Amended Merger Agreement) prior to obtaining the CEC Requisite Vote (as defined in the Amended Merger Agreement), (ii) the termination of the voting agreement entered into concurrently with the Voting Agreement, among CEC, Hamlet Holdings and the Holders, (iii) the termination of the Amended Merger Agreement, subject to certain exceptions, (iv) December 31, 2017 or (v) the time the Merger becomes effective. In certain circumstances, Hamlet Holdings may also terminate the Voting Agreement if either the Amended Merger Agreement or the Plan is amended in a manner that adversely affects Hamlet Holdings or certain related entities.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Amended RSA

In connection with the entry into the Amended Merger Agreement and the Voting Agreement, on July 9, 2016, CAC and CEOC agreed to amend and restate the Restructuring Support Agreement (the “CAC RSA” and, as amended and restated, the “Amended RSA”), dated as of June 12, 2016, among CAC, CEOC and CEC. The Amended RSA amended the CAC RSA to, among other things, (i) require CAC to use commercially reasonable efforts to cause the meeting of the holders of shares of CAC Common Stock for purposes of seeking the CAC Requisite Vote (as defined in the Amended Merger Agreement) to be held and completed prior to the date that is ten days prior to the commencement date of the confirmation hearing in the Chapter 11 Cases (the “Voting Deadline Date”), in compliance with the terms of the Amended Merger Agreement and (ii) cease to be effective on the Voting Deadline Date, unless prior to the Voting Deadline Date, each of the CAC Requisite Vote and the CEC Requisite Vote has been validly obtained, unless the Voting Deadline Date is waived or extended by CEOC.

The Amended RSA also provides that it does not restrict the ability of CAC to effect the sale or other transfer of all or any material portion of the CIE business or assets; provided that if any such CIE sale is consummated prior to the effective date of the Plan, the net cash proceeds of such transaction that are payable to or received by Caesars Growth Partners, LLC (“CGP”) will not be distributed (by dividend or other distribution) or otherwise paid to any person or entity prior to the effective date of the Plan and shall be held separate in a separate account and not comingled with any other cash held by CAC, CGP, CIE or any of their respective subsidiaries or affiliates, other than, among other things, a distribution or advance to CEC or any of its subsidiaries for the payment of professional fees in an aggregate amount not to exceed $200 million and for the support or advancement of a proposed casino project in South Korea not to exceed $100 million.

The foregoing description of the Amended RSA does not purport to be complete and is qualified in its entirety by reference to the Amended RSA, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 11, 2016 CAC and CEC issued a joint press release in connection with the Amended Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CAC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Important Additional Information

In connection with the Merger, CAC and CEC will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and joint proxy statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint proxy statement/prospectus, as well as other filings containing information about CEC and CAC, at the SEC’s website (www.sec.gov), from CAC Investor Relations (investors.caesarsacquisitioncompany.com) or from CEC Investor Relations (investor.caesars.com).

Forward-Looking Statements

This filing contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “contemplated,” “might,” “expect,” “intend,” “could,” “would,” or “estimate,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this Form 8-K. These forward-looking statements, including, without limitation, those relating to the Merger or the Restructuring, wherever they occur in this filing, are based on CAC management’s current expectations about future events and are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in CAC’s reports filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the Amended Merger Agreement may not be approved by the CEC and CAC stockholders, respectively, at the respective special meetings or the failure to satisfy any of the other closing conditions of the Amended Merger Agreement;

•	the Merger may not be consummated or one or more events, changes or other circumstances that could occur that could give rise to the termination of the Amended Merger Agreement;

•	the price of, market for and potential market price volatility of CAC’s and of CEC’s common stock;

•	the outcome of currently pending or threatened litigation arising out of or in connection with the acquisition by CGP and CIE of certain assets from CEOC;

•	CEC’s limited cash balances and sources of available cash, including CEC’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary and CEC’s financial obligations exceeding or becoming due earlier than what is currently forecast;

•	the impact of CEOC’s substantial indebtedness and the restrictions in CEOC’s debt agreements;

the CIE sale may not be consummated, even if it is announced; or one or more events, changes or other circumstances that could occur that could give rise to the termination of a CIE sale transaction;

•	the ability to retain key employees during the restructuring;

•	access to available and reasonable financing on a timely basis, including the ability of CAC to refinance its indebtedness on acceptable terms;

•	economic, business, competitive, and/or regulatory factors affecting the businesses of CAC and CEC and their respective subsidiaries generally;

•	the effects of CEOC’s bankruptcy filing on CEOC and its subsidiaries and affiliates, including CEC and CAC, and the interest of various creditors, equity holders and other constituents;

•	the event that the Caesars RSAs may not be consummated in accordance with its terms, or persons not party to the Caesars RSAs may successfully challenge the implementation thereof;

•	the effect of bankruptcy court rulings in Chapter 11 cases and the outcome of such cases in general;

•	the length of time CEOC will operate under in Chapter 11 cases and CEOC’s failure to comply with the milestones provided by the Caesars RSAs or that may be included in other agreements relating to the Caesars RSAs;

•	risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate its restructuring plan as contemplated by the Caesars RSAs;

•	adverse effects of Chapter 11 proceedings on CEC’s liquidity or results of operations;

•	the financial results of our consolidated businesses;

•	the effects of local and national economic, credit, and capital market conditions on the economy in general, and on the gaming industry, in particular;

•	access to available and reasonable financing on a timely basis, including the ability of CAC to refinance its indebtedness on acceptable terms;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

•	our ability to recoup costs of capital investments through higher revenues;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness or any other factor;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities;

•	access to insurance on reasonable terms for CEC and CEOC’s assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CAC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between Caesars Acquisition Company and Caesars Entertainment Corporation.*

10.1	Voting Agreement, dated as of July 9, 2016, among Caesars Acquisition Company, Hamlet Holdings LLC and the Holders party thereto.

10.2	Amended and Restated Restructuring Support Agreement, dated as of July 9, 2016, between Caesars Acquisition Company and Caesars Entertainment Operating Company, Inc.

99.1	Text of joint press release, dated July 11, 2016.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CAC agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ACQUISITION COMPANY

Date: July 11, 2016	By:	/s/ CRAIG J. ABRAHAMS
	Name:	Craig J. Abrahams
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between Caesars Acquisition Company and Caesars Entertainment Corporation.*

10.1	Voting Agreement, dated as of July 9, 2016, among Caesars Acquisition Company, Hamlet Holdings LLC and the Holders party thereto.

10.2	Amended and Restated Restructuring Support Agreement, dated as of July 9, 2016, between Caesars Acquisition Company and Caesars Entertainment Operating Company, Inc.

99.1	Text of joint press release, dated July 11, 2016.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CAC agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.